EXHIBIT 5.1
                    SCHNECK WELTMAN HASHMALL & MISCHEL LLP
                          1285 Avenue of the Americas
                           New York, New York 10019
                               Tel 212-956-1500
                               Fax 212-956-3252


                                August 6, 1996


Essential Resources, Inc.
412 Pleasant Valley Way, Suite 205
West Orange, New Jersey 07052


                  Re:  Essential Resources, Inc.
                       Registration of 1,925,000 Shares
                       of Common Stock on Form S-8

Gentlemen:

         We have acted as counsel for Essential Resources, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company proposes to register 1,925,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"). We are familiar with the proceedings by which the Common Stock has been authorized and issued and have reviewed and are familiar with the Certificate of Incorporation and the By-laws of the Company, and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the Common Stock has been duly and validly authorized and issued by the Company, and the Common Stock is fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5(a) to the Registration Statement and to the inclusion of our name under the section of the Prospectus entitled "Legal Matters."

                                    Very truly yours,

                                    /s/ SCHNECK WELTMAN HASHMALL & MISCHEL LLP
                                    ------------------------------------------
                                    Schneck Weltman Hashmall & Mischel LLP